Exhibit 99.1
OpenText Announces Pricing Terms and Results of Cash Tender Offer
Waterloo, ON, September 30, 2026 – Open Text Corporation (“OpenText” or the “Company”) (NASDAQ: OTEX), (TSX: OTEX) today announced the pricing terms and results of its previously announced tender offer (the “Tender Offer”) to purchase for cash up to $300,000,000 aggregate principal amount of its outstanding 3.875% Senior Notes due 2028 (the “Bonds”) (subject to increase or decrease by the Company, the “Aggregate Maximum Tender Amount”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 23, 2026, as amended by the Company’s press release dated September 25, 2026 (the “Offer to Purchase”).
The “Tender Offer Consideration” for each $1,000 principal amount of the Bonds validly tendered and accepted for purchase pursuant to the Tender Offer was determined by reference to the fixed spread over the yield to maturity based on the bid side price of the reference U.S. Treasury Security as specified below, and will be payable to the registered holders (“Holders”) of the Bonds who validly tendered and did not validly withdraw their Bonds at or before 5:00 p.m., New York City time, on September 30, 2026 and whose Bonds are accepted for purchase by the Company. The reference yield (as determined pursuant to the Offer to Purchase) was determined at 3:00 p.m., New York City time, today, September 30, 2026, by the Dealer Managers (as defined below).
Payments for the Bonds purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the Bonds up to, but not including, the settlement date for the Bonds accepted for purchase. The settlement date for the Bonds validly tendered on or prior to 5:00 p.m., New York City time, on September 30, 2026 (the “Expiration Date”) is expected to be October 2, 2026, two business days following the Expiration Date.
According to information received from Global Bondholder Services Corporation, the tender and information agent for the Tender Offer (the “Tender and Information Agent”), as of the Expiration Date, the Company had received valid tenders from the Holders of the Bonds that were not validly withdrawn as set forth in the table below.

Title of Bonds	CUSIP/ISIN Numbers[1]	Aggregate Maximum Tender Amount	Principal Amount Tendered	Reference U.S. Treasury Security	Fixed Spread (basis points)	Reference Yield	Tender Offer Consideration[2]
3.875% Senior Notes due 2028	683715AC0 (144A) / C69827AC4 (Reg S) US683715AC05 (144A) / USC69827AC45 (Reg S)	$300,000,000	$697,563,000	4.250% U.S. Treasury due February 15, 2028	+50	4.773%	$981.71
1.No representation is made as to the correctness or accuracy of the CUSIP/ISIN Numbers listed in this press release or printed on the Bonds. They are provided solely for the convenience of the Holders of the Bonds.
2.For each $1,000 principal amount of Bonds validly tendered at or prior to the Expiration Date and accepted for purchase by the Company, which does not include accrued interest.
The Company will accept for payment the Aggregate Maximum Tender Amount of the validly tendered Bonds. The Bonds validly tendered will be subject to a proration factor of 43.047752%, with appropriate adjustments downward to the nearest $1,000 principal amount to avoid the purchases in principal amounts other than in integral multiples of $1,000.
Full details of the terms and conditions of the Tender Offer are described in the Offer to Purchase, which was sent by the Company to Holders of the Bonds. Holders of the Bonds are encouraged to read the Offer to Purchase as it contains important information regarding the Tender Offer.
As of the date of this press release, the Company expects to close its concurrent senior secured notes offering on October 1, 2026 and intends to use the net proceeds thereof, together with cash on hand, to fund, in the aggregate (i) the redemption in full of its outstanding 6.900% Senior Secured Notes due 2027 (the “2027 Notes”), including the payment of the applicable redemption premium, accrued and unpaid interest and related costs and expenses, and (ii) the consideration for any of the Bonds accepted for purchase in the Tender Offer, up to the Aggregate Maximum Tender Amount, plus accrued interest and related costs and expenses, both of which are expected to settle on October 2, 2026.

The Company has retained RBC Capital Markets, LLC and Citigroup Global Markets Inc. to serve as dealer managers (the “Dealer Managers”) for the Tender Offer. Global Bondholder Services Corporation has been retained to serve as the Tender and Information Agent for the Tender Offer. Questions regarding the Tender Offer may be directed to RBC Capital Markets, LLC, Attention: Liability Management Team, Phone: (212) 618-7843, Toll-Free: (877) 381-2099, Email: liability.management@rbccm.com, and Citigroup Global Markets Inc., Attention: Liability Management Group, Toll Free: (800) 558-3745, Collect: (212) 723-6106, Email: ny.liabilitymanagement@citi.com. Requests for the Offer to Purchase may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for banks and brokers only) and (855) 654-2014 (for all others toll-free), and by email at contact@gbsc-usa.com. Additionally, copies of the Offer to Purchase are available at the following webpage: https://www.gbsc-usa.com/opentext/.
The Company is making the Tender Offer only by, and pursuant to, the terms of the Offer to Purchase. None of the Company, the Dealer Managers, or the Tender and Information Agent makes any recommendation as to whether Holders of the Bonds should tender or refrain from tendering their Bonds. Holders of the Bonds must consult their own investment and tax advisors and make their own decisions as to whether to tender their Bonds and, if so, the principal amount of the Bonds to tender. The Tender Offer is not being made to Holders of the Bonds in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Company by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any securities, including the senior secured notes, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The senior secured notes and the related guarantees were offered in the United States pursuant to Rule 144A (“Rule 144A”) and Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and were not offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act), except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act.
This press release shall not constitute a notice of redemption under the indenture governing the 2027 Notes, and the redemption is subject to the conditions set forth in the applicable notice of redemption, including the financing condition described therein. Such notice has been made only in accordance with the provisions of the indenture governing the 2027 Notes. There can be no assurances as to whether the redemption will be effected as described above.
For more information, please contact:
Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
(416) 956 0380 (Canada) / (415) 963 0825 (U.S.)
investors@opentext.com
About OpenText
OpenText™ is a global leader in data management for enterprise AI, helping organizations protect, govern, and activate their data with confidence. Our technologies turn data into information with context to form the knowledge base for enterprise AI.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release may contain words considered forward-looking statements or information under applicable securities laws. These statements are based on OpenText’s current expectations, estimates, forecasts and projections including about the previously announced and priced concurrent senior secured notes offering, the conditional redemption and the Tender Offer, and the operating environment, economies and markets in which OpenText operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. OpenText’s assumptions, although considered reasonable by OpenText at the date of this press release, may prove to be inaccurate and consequently its actual results could differ materially from the expectations set out herein. For additional information with respect to risks and other factors which could occur, see OpenText’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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